EXHIBIT B

ORGANIZATIONAL CHART SHOWING THE RELATIONSHIP OF EACH EWG OR FOREIGN UTILITY COMPANY TO ASSOCIATE COMPANIES IN THE HOLDING COMPANY SYSTEM

WPS RESOURCES CORPORATION *

Wisconsin Public Service Corporation
WPS Leasing, Inc.
Wisconsin Valley Improvement Company (26.97% ownership)
Wisconsin River Power Company (50% ownership)
WPS Investments, LLC (approximately 46% ownership)
American Transmission Company LLC (approximately 19.8% ownership)
Guardian Pipeline LLC (33 1/3% ownership)
ATC Management Inc. (17.3% ownership)

WPS Investments, LLC (approximately 41% ownership)
American Transmission Company LLC (approximately 19.8% ownership)
Guardian Pipeline, LLC (33 1/3% ownership)

WPS Nuclear Corporation
Nuclear Management Company, LLC (20% ownership)

WPS Visions, Inc.

Badger Energy Services, LLC (12.50% ownership)

WPS Resources Capital Corporation
WPS Energy Services, Inc.
Quest Energy, LLC
WPS-ESI Gas Storage, LLC (81.50% ownership)
WPS Energy Services of Canada Corp.
WPS Power Development, Inc.
PDI Stoneman, Inc.
Mid-American Power, LLC**
WPS Canada Generation, Inc.**
WPS New England Generation, Inc.**
PDI Operations, Inc.
WPS Northern Nevada, LLC
Mid-American Power Ventures, LLC
Neulite Industries of Wisconsin, LLC (50% ownership)
Renewable Fibers International, LLC (33-1/3% ownership)
Wisconsin Woodgas LLC
Wisconsin Energy Operations LLC (49% ownership)
ECO Coal Pelletization #12 LLC (70% ownership)
Synfuel Solutions, LLC (33.33% ownership)
Synfuel Solutions Operating, LLC
Sunbury Holdings, LLC
Sunbury Generation, LLC**
WPS Westwood Generation, LLC **
WPS Empire State, Inc.**
WPS Beaver Falls Generation, LLC**
WPS Niagara Generation, LLC**
WPS Syracuse Generation, LLC** WPS Niagara Properties, Inc.
Combined Locks Energy Center, LLC**

Upper Peninsula Power Company
WPS Investments, LLC (approximately 13% ownership)
American Transmission Company LLC (approximately 19.8% ownership)
Guardian Pipeline LLC (33 1/3% ownership)
ATC Management, Inc. (2.9% ownership)

Upper Peninsula Building Development Company

Penvest, Inc.
Superior Technologies, Inc. (33.33% ownership)
Super Com Limited Partnership of Northern Michigan (22.5% ownership)

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EXHIBIT B

ORGANIZATIONAL CHART SHOWING THE RELATIONSHIP OF EACH EWG OR FOREIGN UTILITY COMPANY TO ASSOCIATE COMPANIES IN THE HOLDING COMPANY SYSTEM

WPS RESOURCES CORPORATION *

WPSR Capital Trust I

Brown County C-LEC, LLC (40% ownership)

*

WPS Resources Corporation is the parent holding company. All affiliated companies listed are 100% owned except as noted otherwise. All affiliates are currently active, with the exception of WPS Northern Nevada, LLC, Mid-American Power Ventures, LLC and Neulite Industries of Wisconsin, LLC.

** An exempt wholesale generator.